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                                                                  EXHIBIT 10.5.1


                               AMENDMENT 1997-1
                                      TO
                                SEI CORPORATION
                             STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS

The Board of Directors of SEI Investments Company (formerly known as SEI Corporation), a Pennsylvania corporation, by resolution dated December 4, 1997, has amended The SEI Corporation Stock Option Plan for Non-Employee Directors (the "Plan"), effective as of such date, as follows:

     1. All references in the Title and text of the Plan to "SEI Corporation" shall refer instead to "SEI Investments Company."

     2. Section 8(c) of the Plan shall be amended in its entirety to read as follows:

     (c) Except as provided below, no option granted under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). Any option shall be exercisable solely by the optionee during the lifetime of the optionee and, after the death of the optionee, an option shall be exercisable, to the extent otherwise exercisable hereunder, solely by either the duly qualified personal representative or representatives of the optionee, or the person or persons who acquire the right to exercise such option by will or the laws of descent and distribution and such person or persons furnish proof satisfactory to the Company of his or their right to receive an option under the optionee's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, in a stock option agreement, that an optionee may transfer options to family members or other persons or entities according to such terms as the Committee may determine; provided that the optionee receives no consideration for the transfer of the option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.


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